Exhibit 10.1

GREENHUNTER
ENERGY INC.

July 10, 2007

Dr. Pat Barker
Chairman
Orion Ethanol, Inc.
307 S. Main Street
Pratt, Kansas 67124

RE:	Merger Agreement dated May 30, 2007 between Orion Ethanol, Inc. and GreenHunter Energy, Inc. (the “Merger Agreement”)

Dear Pat:

Pursuant to our phone conversation yesterday, it is our understanding that Orion Ethanol, Inc. does not agree to amend the terms of Merger Agreement in order to obtain the consent of West Coast Asset Management to vote in favor of the merger. Therefore, Orion Ethanol and GreenHunter Energy hereby mutually agree to terminate the Merger Agreement pursuant to Section 7.1(a) of the Merger Agreement.

Please acknowledge your agreement to terminate the Merger Agreement by executing this letter in the space indicated below and returning one copy to the undersigned.

I know both companies have worked hard in attempting to make this transaction work for everyone involved. Hopefully, there will be an opportunity for our two companies to work together in the future.

Sincerely,

/s/ Michael K. Studer

Michael K. Studer
President and COO

AGREED AND ACCEPTED, this 11th day of July, 2007.

Orion Ethanol, Inc.

By:         /s/ Patrick N. Barker
Name:    Patrick N. Barker
Title:      Chairman